UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 1, 2007

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas		75062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lawrence D. Robinson, who prior to June 30, 2006 served as the Executive Vice President, General Counsel and Secretary of FelCor Lodging Trust Incorporated, has retired as an employee of FelCor effective January 1, 2007.  As a result of his retirement, Mr. Robinson automatically vested in an aggregate of 62,089 previously unvested shares of FelCor common stock under the terms of the related restricted stock grant agreements. In addition, in connection with his retirement, FelCor agreed that the 1,425 restricted shares of FelCor common stock that had previously been granted to Mr. Robinson but would not automatically vest upon his retirement, nonetheless, vested in full as of January 1, 2007. At the close of trading on the most recent prior day on which our shares traded, the value of those 1,425 shares was $31,122.  In addition, we agreed to pay directly or reimburse Mr. Robinson for 18 months of the premiums payable for post-employment COBRA benefits and life insurance, which is expected to cost FelCor approximately $6,240 and up to $43,953, respectively, based on the current monthly premiums for those benefits.  FelCor also agreed to permit Mr. Robinson to retain his company-issued laptop computer, cellphone and Blackberry device (valued, in the aggregate, at approximately $750).  Finally, FelCor will pay Mr. Robinson cash bonus compensation, on a pro-rated basis for the first six months of 2006, on the same basis and at the same time as such bonuses are paid to our other Executive Vice Presidents, pursuant to previously reported, existing bonus arrangements for our executive officers, upon approval by the Compensation Committee when it meets to consider such matters in 2007. The foregoing retirement benefits were considered and approved by the Compensation Committee of our Board of Directors as reasonable and appropriate in light of Mr. Robinson’s many years of service to FelCor, first, as its outside counsel from its founding and later, as its initial general counsel.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Summary of verbal arrangement for retirement benefits for Lawrence D. Robinson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST

INCORPORATED

Date: January 4, 2007	By:	/s/ Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President,

General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Summary of verbal arrangement for retirement benefits for Lawrence D. Robinson.